UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   October 24, 2006

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On October 24, 2006, Matritech, Inc. issued a press release announcing the filing of a plan with the American Stock Exchange (AMEX) outlining the actions we propose to take to bring us into compliance no later than March 21, 2008 with the Exchange’s applicable continued listing standards. We previously announced that we had been informed we were not in compliance with AMEX’s continued listing standards and we were afforded the opportunity to submit a plan of compliance to the AMEX by October 23, 2006.

If AMEX accepts the plan, we may be able to continue our listing during the plan period of up to eighteen months, during which time we will be subject to periodic review to determine whether we are making progress consistent with the plan. If AMEX does not accept our plan or if we do not make progress consistent with the plan during the plan period or if we are not in compliance with the continued listing standards at the end of the plan period, AMEX may then initiate delisting proceedings.

There is no guarantee that the plan will be accepted by AMEX or that we will be able to make progress consistent with the plan if it is accepted. While the plan is under review by AMEX, we expect that our common stock will continue to trade without interruption on AMEX.

A copy of our press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press Release issued by Matritech, Inc. on October 24, 2006, relating to filing a plan with the American Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: October 24, 2006	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Matritech, Inc. on October 24, 2006, relating to filing a plan with the American Stock Exchange.